POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that
the undersigned hereby constitutes,
designates and appoints Debra A. Hess,
Ronald J. Lieberman and
 Jenny B. Neslin and each of them severally, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings
required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of NorthStar
Healthcare Income, Inc., a Maryland corporation,
 including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 17th day of November 2014.


/s/ Ronald J. Jeanneault
Ronald J. Jeanneault